Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-255340 on Form S-3 and Registration Statement Nos. 333-221616, 333-239223, 333-258630, 333-264800 and 333-268054 on Form S-8 of our report dated March 1, 2022, relating to the financial statements of Zai Lab Limited appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China
February 27, 2024